WARRANT AGREEMENT
                                -----------------
                    To Purchase Shares of the Common Stock of
                       STARTECH Environmental Corporation,

The Holder shall have the right to receive one warrant for every two shares of Series A 8.00% Convertible Preferred shares purchased by the holder in conjunction with Company's Private Placement Memorandum issued to shareholder.

     THIS CERTIFIES THAT_________________________________________________ Or its
successors or assigns (the "Warrant holder" or "Holder"), is entitled, upon the due exercise hereof, and subject to the terms and conditions hereof, at any time after the date hereof, and subject to the provisions of paragraph 2 below, before the close of business on August 31, 2001 ("Expiration Date"), to purchase from STARTECH Environmental Corporation (the "Company") all or any part of fully paid and nonassessable shares of Common Stock, no par value (the "Common Stock") of the Company, upon surrender hereof, with the exercise form and warrant certificate annexed hereto duly filled out, at the office of the Company or any transfer agent for the Company's Common Stock, and upon simultaneous payment therefore in cash or by certified or official bank check, payable to the order of the Company in New York Clearing House funds, at the price of $15.00 per share (the "Exercise Price"), if exercised on or before August 31, 2001. Provided the average of the closing bid prices for the Common Stock for the previous 30 trading days prior thereto is not at least $16.50 per share, then the Warrants will not then expire: provided further, however, that any time thereafter that the closing bid prices for the Common Stock for ten consecutive trading days exceeds $16.50 per share, Startech will have the option, with notice furnished by Startech on any such date, to cause, 30 days thereafter the expiration of the Warrants. However, under no circumstances will the Warrants be extended past August 31, 2004, at which time regardless of the stock price the Warrants will expire.

     1. No resale of the Warrants or of any Underlying Stock will be made unless such resale is registered pursuant to a Registration Statement filled by the Company with the Securities and Exchange Commission (the "Commission") or exempt from registration under the Securities Act of 1933, as amended (the "Act"). By acceptance of this Certificate, the Warrant Holder agrees, for himself and all subsequent holders, that prior to making any disposition of any Warrants or of any Common Stock purchasable upon the exercise thereof ("Underlying Stock"), the Holder of the Warrants evidenced by this Certificate shall give written notice to the Company describing briefly the proposed disposition; and no such disposition shall be made unless and until ( i ) the Company has notified such holder that, in the opinion of counsel satisfactory to it, no Registration Statement and no other action under the Act is required with respect to such disposition (which opinion may be conditioned upon the transferee's assuming the Warrant holder's obligation hereunder); or (ii) a Registration Statement has been filed by the Company and declared effective by the Commission or other such action has been taken.

     2. Unless this Warrant and payment are tendered as herein provided before the close of business on the Expiration Date, this Warrant will become wholly void and all rights evidenced hereby will terminate.

     3. Subsequent to the provisions of paragraph 1 above, this Warrant may be exchanged for a number of shares of Common Stock of the Company as are purchasable upon the exercise of this Warrant, upon surrender hereof at the office of the Company or any transfer agent of the Company's Common Stock and written instructions as to the exchange.

     If this Warrant is exercised for less than all the shares purchasable upon the exercise hereof, the Holder shall be entitled to receive Warrants of the same tenor as this Warrant for the purchase in the aggregate of the number of shares in respect of which this Warrant shall not have been exercised.

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     4. The Exercise price per Share and the number of shares of Common Stock of the Company issuable pursuant to such exercise is subject to adjustment as follows:

     (a) In case the Company shall at any time declare a dividend on the outstanding shares of Common Stock in shares of its Common Stock, then the Exercise Price, and the number and kind of shares receivable upon exercise, in effect at the time of such dividend shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which if such Warrant had been exercised immediately prior to such time, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend.

     (b) In any case the Company shall at any time subdivide or combine the outstanding shares of the Common Stock, the share exercise price initial or adjusted, in effect immediately prior to such subdivision or combination shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     (c) In case of any capital reorganization, sale of substantially all the assets of the Company, or any reclassification of the shares of Common Stock of the Company, or in case of any consolidation with or merger of the Company into or with another corporation, then as a part of such reorganization sale reclassification, consolidation or merger, as the case may be, provision shall be made so that the registered owner of the Warrants evidenced hereby shall have the right thereafter to receive upon the exercise thereof the kind and amount of shares of stock or other securities or property which he would have been entitled to receive. If immediately prior to such reorganization, reclassification, consolidation or merger, he had held the number of shares of Common stock which were then issuable upon the exercise of the Warrants evidenced hereby, to the end that the provisions set forth (including provisions with respect to adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of such Warrants.

     (d) If the Company at any time makes any spin-off, split-up, split-off or distribution of assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, spin-off, or by way of return of capital, or other than as dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Colorado, the holder of each Warrant then outstanding shall, upon the exercise of the Warrant, receive, in addition to the shares of Common Stock then issuable on exercise of the Warrant, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of the distributions) which would have been payable to such holder had he or she exercised the Warrant immediately prior to the record date for such distribution.

     (e) No adjustment of the Exercise Price per Share shall be made if the amount of such adjustment shall be less than $.05 per share. When any adjustment is required to be made in the Exercise Price Per Share, the number of shares of Common Stock issuable shall be determined as provided for in paragraph (f) hereof. No fractional shares of Common Stock shall be issued upon the exercise of Warrants evidenced hereby, but in lieu thereof the Company shall pay to the order of the holder of such Warrants an amount in cash equal to the same fraction of the Exercise Price of one share of Common Stock on the date of exercise.

     (f) Whenever the Exercise price Per Share is adjusted as provided above, the number of shares of Common Stock Shares purchasable upon exercise of this Warrant immediately prior to such adjustment shall be increased, effective simultaneously with such adjustment, by a number of shares of Common Stock computed by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price per Share in effect immediately prior to such adjustment and the denominator of which is the Exercise Price per Share in effect upon such adjustment, and the number of shares of Common Stock arrived at by making said computation shall be added to the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such adjustment. The total number of shares arrived at by making the computation provided for in the immediately preceding sentence shall thereupon be the number of shares of Common Stock issuable upon exercise Price Per Share, initial or adjusted, the Company shall forthwith determine the new Exercise Price Per Share, and (a) prepare a statement describing in reasonable detail the method used in arriving at the new Exercise price per Share; and (b) cause a copy of such statement to be mailed to the registered owner of the Warrants evidenced hereby as of a date within twenty (20) days after the date when the circumstance giving rise to the adjustments occurred.

     5. As soon as practicable after the exercise hereof, the company shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same provided

     No sale, offer to sell or transfer of these Shares or of this Certificate, or of any shares or other securities issued in exchange for or in respect of such shares, shall be made unless a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares, is in effect or an exemption from the registration requirements of such Act is applicable to such shares.


Dated: ________________1999/2000            STARTECH Environmental Corp.
                                            By: ________________________________

ATTEST:_________________________

                                  EXERCISE FORM


The undersigned irrevocably exercises this Warrant to the extent of ____________shares of the Common Stock of STARTECH Environment Corp., called for hereby, and hereby makes payment thereof, all at the price and on the terms and conditions specified herein.


                                                ________________________________
                                                Signature

                                                ________________________________
                                                Name

                                                ________________________________
                                                Street/Mailing Address

                                                ________________________________
                                                City   State   Zip

                                                ________________________________
                                                Date